Exhibit 23.1

Consent of Crowe LLP

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of ConnectOne Bancorp, Inc. of our report dated February 23, 2024 relating to the consolidated financial statements and effectiveness of internal control over financial reporting appearing in the Annual Report on Form 10-K of ConnectOne Bancorp, inc. for the year ended December 31, 2023, and to the reference to us under the heading "Experts" in the prospectus.

/s/ Crowe LLP

   Livingston, New Jersey

   Date: December 10, 2024